EXHIBIT 10.1
AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (this “Amendment”), dated March 4, 2021 and effective January 1, 2021, is made by and between VISHAY ADVANCED TECHNOLOGIES, LTD (the “Company”), a corporation organized under the laws of the State of Israel and a wholly-owned subsidiary of VISHAY PRECISION GROUP, INC. a Delaware corporation (“VPG”), and ZIV SHOSHANI (the “Executive”).
WHEREAS, the Company and the Executive are parties to an employment agreement, dated November 17, 2010, as amended (the “Employment Agreement”);
WHEREAS, Section 8.5 of the Employment Agreement provides that the Company and the Executive may amend the Employment Agreement by mutual agreement in writing; and
WHEREAS, the Company and the Executive desire to amend the Employment Agreement as set forth herein.
NOW THEREFORE, in consideration of the premises and the mutual benefits to be derived here from and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.    Section 4.4 of the Employment Agreement is hereby amended in its entirety to read as follows:
“4.4    Long-Term Equity Incentives. Effective each January 1st during the Term, VPG shall grant Executive an annual equity award under VPG’s 2010 Stock Incentive Program (or any successor plan or arrangement thereof) having a value approximately equal to 175% of Executive’s Base Salary (or such higher percentage of Base Salary as determined by the Compensation Committee in its discretion) on such date (the “Annual Equity Grant”). Commencing on January 1, 2021 and on each January 1 thereafter during the Term, fifty-percent (50%) of each Annual Equity Grant shall be in the form of time-vested restricted stock units (“RSUs”), and fifty-percent (50%) shall be in the form of performance-based restricted stock units (“PBRSUs”). The number of shares of Common Stock subject to such RSUs and PBRSUs shall be determined by dividing the applicable amount of the Annual Equity Grant by the average closing price of Common Stock on the New York Stock Exchange for the five (5) consecutive trading days immediately preceding each January 1. Subject to Executive’s continued employment with the Company, the RSUs and PBRSUs shall vest on January 1 of the third year following their grant, provided that, in the case of the PBRSUs, such PBRSUs shall vest only to the extent the performance criteria applicable to the PBRSUs are realized, with such performance criteria and extent of vesting established by the Compensation Committee, it being agreed that the impact of acquisitions by the Company shall be included in calculating the achievement of the applicable performance criteria. In the event of the termination of Executive’s employment with the Company by the Company without Cause, by Executive for Good Reason, or as a result of Executive’s death or Disability, and subject to the Executive’s (or his legal representative’s execution in the case of death) executing and not revoking the Release contemplated in Section 6.3, the outstanding RSUs granted pursuant to this Section 4.4 shall immediately vest and the outstanding PBRSUs granted pursuant to this Section 4.4 shall vest on their normal vesting date to the extent the applicable performance criteria are realized. In the event of a Change in Control, all of such outstanding RSUs and PBRSUs shall immediately vest.”
2.    Except as set forth in this Amendment, all other terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect.
3.    This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.
IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer, and Executive has executed this Amendment, in each case on the 4th day of March, 2021.
VISHAY ADVANCED TECHNOLOGIES, LTD
By:    /s/ Amir Tal
Amir Tal
Title:    Sr. Vice President and Chief Accounting Officer

    /s/ Ziv Shoshani
ZIV SHOSHANI